SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 Form 8-K


                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported) March 30, 1995




                      Registrant; State of Incorporation; IRS Employer
Commission File NumberAddress; and Telephone Number       Identification No.

1-5532                PORTLAND GENERAL CORPORATION        93-0909442
                      (an Oregon Corporation)
                      121 SW Salmon Street
                      Portland, Oregon 97204
                      (503) 464-8820


1-5532-99             PORTLAND GENERAL ELECTRIC COMPANY   93-0256820
                      (an Oregon Corporation)
                      121 SW Salmon Street
                      Portland, Oregon 97204
                      (503) 464-8000



                     121 S.W. Salmon Street, Portland, Oregon      97204

                      (Address of principal executive offices)     (zip code)

               Registrant's telephone number, including area code 503-464-8820

Item 5.Other Events


     Trojan Investment Loss Recorded

     Portland General Corporation (Portland General) and Portland
     General Electric Company (PGE) will record a charge to income of $36.7 million, after tax, to be included in first quarter 1995 earnings. The recorded loss is a result of the Oregon Public Utility Commission's (PUC) order in PGE's general rate case which disallowed recovery of approximately 13% of PGE's investment in the Trojan Nuclear Plant (Trojan) from customers (see Portland General's and PGE's reports on Form 8-K dated March 29, 1995 for further information concerning the rate order).


     Appeal of Rate Order Filed

     Utility Reform Project v. Oregon Public Utility Commission, Multnomah County Oregon Circuit Court

     On March 30, 1995 the Utility Reform Project (URP) filed an appeal of the PUC's rate order in PGE's general rate case. URP alleges that the PUC lacks authority to allow PGE to recover, through its rates, its investment in Trojan. The complaint seeks to remand the case back to the PUC and have all costs related to Trojan immediately removed from PGE's rates.

     Any party to the general rate proceeding, including PGE, has 60 days from the date of the order entered by the PUC to file an application for reconsideration or to appeal to state court.

                                Signatures




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.







                                Portland General Corporation
                                Portland General Electric Company





April 6, 1995                   By          /s/  Joseph M. Hirko

                                                   Joseph M. Hirko
                                                 Vice President Finance,
                                                 Chief Financial Officer,
                                                 Chief Accounting Officer
                                                 and Treasurer